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                                                                 Exhibit 11.01

SYMANTEC CORPORATION
COMPUTATION OF NET INCOME (LOSS) PER SHARE

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                                                      Three Months Ended               Nine Months Ended
                                                          December 31,                     December 31,
                                                   ------------------------         -------------------------
(In thousands, except per share data)                1995            1994             1995             1994
--------------------------------------              ------          ------           ------           ------
PRIMARY NET INCOME PER SHARE

Net income (loss)                                   $(36,806)      $   11,767       $  (47,726)        $27,824
Interest on short-term and long-term
     borrowings and U.S. government
     securities, net of income tax effect                 --              --               --              482
                                                    ---------      ----------       ----------      ----------
Net income (loss), as adjusted                      $(36,806)      $   11,767       $  (47,726)        $28,306
                                                    ---------      ----------       ----------      ----------
                                                    ---------      ----------       ----------      ----------
Weighted average number of common
     shares outstanding during the period             53,107           49,575           52,391          48,985
Shares issuable from assumed exercise
     of options                                           --            9,829               --           9,795
Shares assumed repurchased with proceeds,
     not to exceed 20% of total shares
     outstanding                                          --            (7234)              --          (7,169)
                                                    ---------      ----------       ----------      ----------
Common and common stock equivalent
     shares outstanding for purpose of
     calculating primary net income
     per share                                        53,107           52,170           52,391          51,611
                                                    ---------      ----------       ----------      ----------
                                                    ---------      ----------       ----------      ----------
Primary net income (loss) per share                 $  (0.69)      $     0.23       $    (0.91)        $  0.55
                                                    ---------      ----------       ----------      ----------
                                                    ---------      ----------       ----------      ----------

FULLY DILUTED NET INCOME PER SHARE
Net income (loss)                                   $(36,806)         $11,767       $  (47,726)        $27,824
Interest on short-term and long-term
     borrowings and U.S. government
     securities, net of income tax effect                 --              111               --             412
                                                    ---------      ----------       ----------      ----------
Net income (loss), as adjusted                      $(36,806)      $   11,878       $ (47,726)         $28,236
                                                    ---------      ----------       ----------      ----------
                                                    ---------      ----------       ----------      ----------
Weighted average number of common
     shares outstanding during the period             53,107           49,575          52,391           48,985
Shares issuable from assumed exercise
     of options                                           --            9,829              --            9,795
Shares issuable from assumed conversion
     of convertible subordinated debentures               --            2,083              --            2,083
Shares assumed repurchased with proceeds,
     not to exceed 20% of total shares
     outstanding                                          --           (5,345)             --           (4,731)
                                                    ---------      ----------       ---------       ----------
Total shares for purpose of calculating
     fully diluted net income per share               53,107           56,142          52,391           56,132
                                                    ---------      ----------       ---------       ----------
                                                    ---------      ----------       ---------       ----------
Fully diluted net income per share                  $  (0.69)      $     0.21       $   (0.91)         $  0.50
                                                    ---------      ----------       ---------       ----------
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